EXHIBIT A

                      FUND PARTICIPATION AGREEMENT BETWEEN
                   WESTERN-SOUTHERN LIFE ASSURANCE COMPANY AND
                        TOUCHSTONE VARIABLE SERIES TRUST

                            AS AMENDED APRIL 28, 2003

International Equity Sub-Account

Emerging Growth Sub-Account

Baron Small Cap Sub-Account

Third Avenue Value Sub-Account

Large Cap Growth Sub-Account

Enhanced 30 Sub-Account

Value Plus Sub-Account

Growth & Income Sub-Account

Balanced Sub-Account High Yield Sub-Account

Core Bond Sub-Account

Touchstone Money Market Sub-Account


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                                   EXHIBIT B

                      FUND PARTICIPATION AGREEMENT BETWEEN
                   WESTERN-SOUTHERN LIFE ASSURANCE COMPANY AND
                        TOUCHSTONE VARIABLE SERIES TRUST

                            AS AMENDED APRIL 28, 2003

Touchstone International Equity Fund

Touchstone Emerging Growth Fund

Touchstone Baron Small Cap Fund

Touchstone Third Avenue Value Fund

Touchstone Large Cap Growth Fund

Touchstone Enhanced 30 Fund

Touchstone Value Plus Fund

Touchstone Growth & Income Fund

Touchstone Balanced Fund

Touchstone High Yield Fund

Touchstone Core Bond Fund

Touchstone Money Market Fund